Exhibit (h)(i)

PRUDENT BEAR FUNDS, INC.
AMENDMENT TO THE CUSTODY, FUND ADMINISTRATION, FUND ACCOUNTING AND
TRANSFER AGENT SERVICING AGREEMENTS

        THIS AMENDMENT dated as of this 28th day of February. 2006, to the Custody Agreement, effective as of July 1, 2005, as amended, the Fund Accounting Servicing Agreement effective as of July 1, 2005, the Fund Administration Servicing Agreement, dated as of January 31, 2000, as amended, and the Transfer Agent Servicing Agreement effective as of July 1, 2005, respectively, (the “Agreements”), is entered by and among PRUDENT BEAR FUNDS, INC., a Maryland corporation (the “Company”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

        Effective January 1, 2006, the fee schedules of the Agreements are hereby superseded and replaced with the respective fee schedules attached hereto. Except to the extent amended hereby, the Agreements shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PRUDENT BEAR FUNDS, INC.	U.S. BANK, N.A.
By: /s/ David W. Tice	By: /s/ Joe D. Redwine
Name: David W. Tice	Name: Joe D. Redwine
Title: President	Title: Sr. Vice President
U.S. BANCORP FUND SERVICES, LLC
By: /s/ Joe D. Redwine
Name: Joe D. Redwine
Title: President

PRUDENT BEAR FUNDS, INC.
AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

        THIS AMENDMENT dated as of this 16 day of November, 2006, to the Fund Administration Servicing Agreement dated as of December 28, 1995, as amended, (the “Agreement”), is entered by and between PRUDENT BEAR FUNDS, INC., a Maryland corporation and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company.

RECITALS

        WHEREAS, the parties have entered into an Agreement; and

        WHEREAS, the parties desire to amend the fees of said Agreement.

        NOW, THEREFORE, the parties agree as follows:

The fee schedule of the Agreement is hereby superseded and replaced with the fee schedule attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PRUDENT BEAR FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC
By: /s/ David W. Tice	By: /s/ Joe D. Redwine
Name: David W. Tice	Name: Joe D. Redwine
Title: President	Title: President